UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2005

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

     In connection with his retirement as the registrant’s Chairman of the Board, Mr. Peter J. Pestillo will be entitled to post-retirement benefits, such as pension, health care and life insurance, on the same terms and conditions as other salaried employees of the registrant retiring at the same time or as otherwise previously disclosed in the registrant’s 2005 Proxy Statement. In addition, pursuant to the Visteon 2004 Incentive Plan, Mr. Pestillo will continue to be able to exercise his outstanding stock options until their scheduled expiration date and will receive upon their scheduled vesting a pro rata portion of any restricted stock and restricted stock units previously awarded.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment
                 of Principal Officers.

     On May 11, 2005, the registrant issued a press release regarding the election by the registrant’s Board of Directors on May 11, 2005 of Mr. Michael F. Johnston, President and Chief Executive Officer of the registrant, as Chairman of the Board of Directors effective as of June 1, 2005. Mr. Peter J. Pestillo, Chairman of the Board of Directors of the registrant, will retire from the registrant and resign from the registrant’s Board of Directors effective as of May 31, 2005. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

     A description of certain retirement benefits and compensation for Mr. Pestillo is described under Item 1.01 above and is incorporated herein by this reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 11, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: May 17, 2005	By:	/s/ William G. Quigley III
William G. Quigley III
Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description	Page

Exhibit 99.1	Press Release dated May 11, 2005